AGREEMENT AND PLAN OF CONVERSION AND TERMINATION


     This AGREEMENT AND PLAN OF CONVERSION AND TERMINATION ("Agreement") is made as of this 27th day of September, 2001, among The Unified Funds, an Ohio business trust ("Unified"), on behalf of the Taxable Money Market Fund, a series of Unified ("Old Fund"), and AmeriPrime Advisors Trust, an Ohio business trust ("AmeriPrime"), on behalf of its Liquid Green Money Market Fund series ("New Fund"), and Unified Investment Advisers, Inc. as to paragraph 5 only. Old Fund and New Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds"; and Unified and AmeriPrime are sometimes referred to herein individually as a "Trust" and collectively as the "Trusts". All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by a Fund are made and shall be taken or undertaken by Unified on behalf of Old Fund and by AmeriPrime on behalf of New Fund.

     Old Fund intends to convert from a series of Unified to a series of AmeriPrime -- through a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended ("Code"). Old Fund desires to accomplish such conversion by transferring all its assets to New Fund (which is being established solely for the purpose of acquiring such assets and continuing Old Fund's business) in exchange solely for voting shares of beneficial interest in New Fund ("New Fund Shares") and New Fund's assumption of Old Fund's liabilities, followed by the constructive distribution of the New Fund Shares pro rata to the holders of shares of beneficial interest in Old Fund ("Old Fund Shares") in exchange therefore, all on the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" within the meaning of the regulations under section 368 of the Code ("Regulations"). All such transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises herein contained, the parties agree as follows:

1.   Plan of Conversion and Termination.

     1.1. Old Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to New Fund. New Fund agrees in exchange therefor (a) to issue and deliver to Old Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares equal to the number of full and fractional Old Fund Shares then outstanding and (b) to assume all of Old Fund's liabilities described in paragraph 1.3 ("Liabilities"). Such transactions shall take place at the Closing (as defined in paragraph 2.1).

     1.2. The Assets shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Old Fund's books, and other property owned by Old Fund at the Effective Time (as defined in paragraph 2.1).

     1.3. The Liabilities shall include, without limitation, all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

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     1.4.  At  the  Effective  Time  (or as  soon  thereafter  as is  reasonably practicable), (a) the New Fund Share issued pursuant to paragraph 4.4 shall be redeemed by New Fund for $1.00 and (b) Old Fund shall constructively distribute the New Fund Shares received by it pursuant to paragraph 1.1 to Old Fund's shareholders of record, determined as of the Effective Time (collectively, "Shareholders" and each individually, a "Shareholder"), in exchange for their Old Fund Shares. Such distribution shall be accomplished by AmeriPrime's transfer agent ("Transfer Agent") opening accounts on New Fund's share transfer books in the Shareholders' names and transferring such New Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares due that Shareholder. All outstanding Old Fund Shares, including those represented by certificates, shall simultaneously be canceled on Old Fund's share transfer books. New Fund shall not issue certificates representing the New Fund Shares in connection with the Reorganization.

     1.5. As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 1.4 (but in all events within six months after the Effective Time), Old Fund shall be terminated and Old Fund shall promptly take any further actions in connection therewith as required by applicable law.

     1.6. Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder on Old Fund's books of the Old Fund Shares constructively exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

     1.7. Any reporting responsibility of Old Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

2.   Closing.

     2.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at Unified's principal office on such date as the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Trusts' close of business on the date thereof or at such other time as the parties may agree ("Effective Time").

     2.2. Unified shall deliver to AmeriPrime at the Closing a schedule of the Assets as of the Effective Time, which shall set forth for all portfolio securities included therein, their adjusted tax basis and holding period by lot. Old Fund's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

     2.3. Unified's transfer agent shall deliver to AmeriPrime at the Closing a certified list of the Shareholders' names and addresses and the number of outstanding Old Fund Shares owned by each Shareholder, all as of the Effective Time certified by an officer of Unified. AmeriPrime's Transfer Agent shall deliver at the Closing a certificate as to the opening on New Fund's share transfer books of accounts in the Shareholders' names. AmeriPrime shall issue and


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deliver a confirmation to Unified  evidencing the New Fund Shares to be credited to Old Fund at the Effective Time or provide evidence satisfactory to Unified that such shares have been credited to Old Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

     2.4. Each Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

3.   Representations, Warranties, Covenants and Agreements.

     3.1.   Old Fund represents, warrants, covenants and agrees as follows:

     3.1.1. Unified is a business trust duly organized, validly existing, and in good standing under the laws of the State of Ohio and its Declaration of Trust has been duly filed in the office of the Secretary of State thereof;

     3.1.2. Unified is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

     3.1.3. Old Fund is a duly established and designated series of Unified;

     3.1.4. At the Closing, Old Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, New Fund will acquire good and marketable title thereto;

     3.1.5. New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

     3.1.6. Old Fund (not including its predecessor, the Vintage Taxable Money Market Fund (the "Predecessor Fund")), qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and Old Fund will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); Old Fund (not including the Predecessor Fund) has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and Old Fund (not including the Predecessor Fund) has made all distributions for each such

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

            past taxable year that are necessary to avoid the imposition of federal excise tax or have paid or provided for the payment of any excise tax imposed for any such year;

     3.1.7. Unified is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (a) any portion of their Old Fund Shares before the Reorganization to any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to either Fund or (b) any portion of the New Fund Shares to be received by them in the Reorganization to any person "related" (within such meaning) to New Fund. Unified does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of Old Fund as an open-end investment company. Consequently, Unified expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis;

     3.1.8. The Liabilities were incurred by Old Fund or Predecessor Fund in the ordinary course of its business and are associated with the Assets;

     3.1.9. Old Fund is not under the jurisdiction of a court in a "title 11 or similar case" (within the meaning of section 368(a)(3)(A) of the Code);

     3.1.10. Not more than 25% of the value of Old Fund's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

     3.1.11. As of the Effective Time, Old Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Old Fund Shares;

     3.1.12. Old Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Ohio law or any provision of Unified's Declaration of Trust or By-Laws or of any agreement, instrument, lease, or other undertaking to which Unified is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Unified is a party or by which it is bound;

     3.1.13. Except as otherwise disclosed in writing to and accepted by AmeriPrime, all material contracts and other commitments of or applicable to Old Fund (other than this Agreement and investment contracts) will be terminated, or provision for discharge of any liabilities of Old Fund thereunder will be made, at or prior to the Effective Time, without either Fund incurring any liability or penalty with respect thereto and without diminishing or

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


             releasing any rights Old Fund may have had with respect to actions taken or omitted to be taken by any other party thereto prior to the Closing;

     3.1.14. Except as otherwise disclosed in writing to and accepted by AmeriPrime, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Unified's knowledge) threatened against Unified with respect to Old Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect Old Fund's financial condition or the conduct of its business; and Old Fund knows of no facts that might form the basis for any such litigation, proceeding or investigation, and Unified is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

     3.1.15. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Unified's Trustees and this Agreement will constitute a valid and legally binding obligation of Old Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

     3.1.16. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), or the 1940 Act for the execution or performance of this Agreement by Unified;

     3.1.17. During the five-year period ending at the Effective Time, (a) neither Old Fund, Predecessor Fund nor any person "related" (within the meaning of section 1.368(e)(3) of the Regulations) to Old Fund or Predecessor Fund will have acquired Old Fund Shares or Predecessor Fund shares, as applicable, with consideration other than New Fund Shares, Old Fund Shares or Predecessor Shares, except for shares redeemed in the ordinary course of Old Fund's or Predecessor Fund's business as an open-end investment company as required by section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Old Fund Shares or Predecessor Fund shares (other than normal, regular dividend distributions made pursuant to Old Fund's and Predecessor Fund's historic dividend-paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for dividends qualifying for the deduction for dividends paid (as defined in section 561 of the Code) referred to in sections 852(a)
             (1) and 4892(c)(1)(a) of the Code;

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


     3.1.18. Old Fund does not invest in options or futures, forward, or foreign currency contracts; and


     3.1.19. Predecessor Fund "claimed" classification as an association taxable as a corporation, and neither Old Fund nor Predecessor Fund has ever elected otherwise.

3.2. New Fund represents, warrants, covenants and agrees as follows:

     3.2.1. AmeriPrime is a business trust duly organized, validly existing, and in good standing under the laws of the State of Ohio;

     3.2.2. AmeriPrime is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect;

     3.2.3. Before the Effective Time, New Fund will be a duly established and designated series of AmeriPrime;

     3.2.4. New Fund has not commenced operations and will not commence operations until after the Closing; nor does New Fund have any liabilities;

     3.2.5. Prior to the Effective Time, there will be no issued and outstanding shares in New Fund or any other securities issued by New Fund, except as provided in paragraph 4.4;

     3.2.6. No consideration other than New Fund Shares (and New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

     3.2.7. The New Fund Shares to be issued and delivered to Old Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of New Fund, fully paid and non-assessable;

     3.2.8. New Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs and it intends to continue to meet all such requirements for the next taxable year;

     3.2.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of AmeriPrime's Board of Trustees and this Agreement will constitute a valid and legally binding obligation of New Fund, enforceable in

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


          accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

  3.2.10. New Fund has no plan or intention to issue additional New Fund
          Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor is there any plan or intention for New Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to New Fund, to acquire - during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person - with consideration other than New Fund Shares, any New Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of New Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act;

  3.2.11. New Fund (a) will actively continue Old Fund's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations); (b) will use a significant portion of Old Fund's
          "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business New Fund will continuously review its investment portfolio (as Old Fund did before the Reorganization) to determine whether to retain or dispose of particular securities, including those included in the Assets; and (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such qualification;

  3.2.12. There is no plan or intention for New Fund to be dissolved or merged into another business trust or corporation or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization;

  3.2.13. Immediately after the Reorganization, (a) not more than 25% of the value of New Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

  3.2.14. New Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Ohio law or any provision of AmeriPrime's Trust Instrument or By-Laws or of any agreement, instrument, lease, or other undertaking to which AmeriPrime is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which AmeriPrime is a party or by which it is bound;
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

  3.2.15. With the exception of the pending post effective amendment, no governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), or the 1940 Act for the execution or performance of this Agreement by AmeriPrime; and

  3.2.16  For  the  period  beginning  at  the  Effective  Time  of  the
          Reorganization and ending not less than four years thereafter, AmeriPrime shall provide or cause to be provided, liability coverage for the trustees and officers of Unified which covers the actions of such trustees and officers of Unified for the period they served as such and is at least comparable to the liability coverage currently applicable to the trustees and officers of Unified. AmeriPrime agrees that all rights to indemnification existing in favor of the trustees and officers of Unified, acting in their capacities as such, under Unified's Declaration of Trust as in effect as of the date of this Agreement shall survive the Reorganization as obligations of AmeriPrime, shall continue in full force and effect without any amendment thereto, and shall constitute rights which may be asserted against AmeriPrime. 3.3. Each Fund represents, warrants, covenants and agrees as follows: 3.3.1 Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares and will own such shares solely by reason of their ownership of Old Fund Shares immediately before the Reorganization;

    3.3.2 The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

  3.3.3. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

  3.3.4.  Immediately following consummation of the Reorganization,  New
          Fund will hold the same assets - except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization - and be subject to the same liabilities that Old Fund held or was subject to immediately prior to the Reorganization, plus any liabilities for expenses of the parties incurred in connection with the Reorganization. Such excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) made by Old Fund immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets;

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

  3.3.5. The fair market value of the New Fund Shares received by each Shareholder will be approximately equal to the fair market value of its Old Fund Shares constructively surrendered in exchange therefor;

  3.3.6. The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by New Fund and those to which the Assets are subject;

   3.3.7. None of the compensation received by any Shareholder who is an employee of or service provider to Old Fund will be separate consideration for, or allocable to, any of the Old Fund Shares held by that Shareholder; none of the New Fund Shares received by any such Shareholder will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the consideration paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

   3.3.8. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187);

  3.3.9. The aggregate value of the acquisitions, redemptions, and distributions limited by subparagraphs 3.1.17 and 3.2.10 will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Old Fund at the Effective Time; and

   3.3.10 The Reorganization is being undertaken for a bona fide business purpose (and not a purpose to avoid federal income tax).

4.       Conditions Precedent.

Each Fund's obligations hereunder shall be subject to (a) performance by the other Fund of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

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

     4.1. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Trust may for itself waive any of such conditions.

     4.2. Unified and AmeriPrime shall have received an opinion from Brown, Cummins & Brown Co., L.P.A. ("BCB") that approval of the Reorganization by Old Fund shareholders is not required under Ohio law or its Declaration of Trust.

     4.3. Old Fund and New Fund shall have received an opinion from BCB as to the federal income tax consequences mentioned below. In rendering such opinion, BCB may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement, which BCB may treat as representations made to it, or in separate letters addressed to BCB and the certificates delivered pursuant to paragraph 2.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

   4.3.1. The Reorganization will qualify as a reorganization within the meaning of section 368(a)(1) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

  4.3.2. No gain or loss will be recognized to Old Fund on the transfer of the Assets to New Fund in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders, in constructive exchange for their Old Fund Shares, in liquidation of Old Fund;

  4.3.3. No gain or loss will be recognized to New Fund on its receipt of the Assets in exchange for New Fund Shares and its assumption of the Liabilities;

  4.3.4. New Fund's basis in the Assets will be the same as Old Fund's basis therein immediately before the Reorganization, and New Fund's holding period for the Assets will include Old Fund's holding period therefor;

 4.3.5.   A  Shareholder   will  recognize  no  gain  or  loss  on  the
          constructive exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization;

  4.3.6. A Shareholder's aggregate basis in the New Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Old Fund Shares it constructively surrenders in exchange for those New Fund Shares, and its holding period for those New Fund Shares will include its holding period for those Old Fund Shares, provided the Shareholders held those Old Fund Shares as capital assets at the Effective Time; and

   4.3.7. New Fund will succeed to and take into account the items of Old
          Fund described in Code Section 381(c), including the earnings and profits, or deficit in earnings and profits, of Old Fund as of the date of the Reorganization. New Fund will take these items into account subject to the conditions and limitations specified in Code Sections 381, 382, 383 and 384 and applicable regulations thereunder.

     4.4. Prior to the Closing, AmeriPrime's trustees shall have authorized the issuance of, and New Fund shall have issued, one New Fund Share to an initial shareholder in consideration of the payment of $1.00 for the purpose of enabling the shareholder to vote on the matters referred to in paragraph 4.5.

     4.5. AmeriPrime (on behalf of and with respect to New Fund) shall have entered into an investment advisory agreement, a distribution agreement, and such other agreements as are necessary for New Fund's operation as a series of an open-end investment company. Each such agreement shall have been approved by AmeriPrime's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" thereof (as defined in the 1940 Act) and by the initial shareholder of New Fund.

At any time prior to the Closing, any of the foregoing conditions (except that set forth in paragraph 4.2) may be waived by the trustees of either Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of Old Fund's shareholders.


5. Expenses.

Except as otherwise provided in subparagraph 3.3.2 and subject to subparagraph 3.3.8, all expenses (including trustee meeting fees, legal fees, and tail insurance costs) incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by Unified Investment Advisers, Inc.

6. Entire Agreement; Survival.

No party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement among the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the Closing, including the obligation of AmeriPrime to provide liability coverage for the trustees and officers of Unified and to indemnify the trustees and officers of Unified, in each case, pursuant to the covenants set forth in
Section 3.2.16.

7. Amendment.

This Agreement may be amended, modified, or supplemented at any time, in such manner as may be mutually agreed upon in writing by the parties.

8. Termination.

This Agreement may be terminated at any time at or prior to the Effective Time:

     8.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or
(c) if the Closing has not occurred on or before October 31, 2001; or

     8.2. By the parties' mutual agreement.

     Except as otherwise provided in paragraph 5, in the event of termination under paragraphs 8.1(c) or 8.2, there shall be no liability for damages on the part of either Fund - or the trustees or officers of either Trust - to the other Fund.

9. Miscellaneous.

     9.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     9.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation any rights or remedies under or by reason of this Agreement other than: (a) the trustees and officers of Unified with respect to the covenants set forth in Section 3.2.16 hereof; and (b) the parties and their respective successors and assigns.

     9.3. Neither the authorization of this Agreement by each Trust's trustees nor the execution and delivery of this Agreement by each Trust's officers shall be deemed to have been made by them individually or to impose any liability on any of them or any shareholder of either Trust personally but shall bind only the assets and property of the respective Funds, as provided in each Trust's Declaration of Trust.

     9.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.

                                The Unified Funds
                                    on behalf of its Taxable Money Market Fund series

                                By:_____________________________________

                                Title:___________________________________



                                AmeriPrime Advisors Trust
                                    on behalf of its Liquid Green Money Market
                                    Fund series

                                By:______________________________________

                                Title:____________________________________


                               Unified Investment Advisers, Inc.
                                      As to Paragraph 5

                               By:______________________________________

                               Title:____________________________________